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                                                                    Exhibit 4.1

                      MICROWAVE TRANSMISSION SYSTEMS, INC.
                              2000 STOCK BONUS PLAN


         1. PURPOSE. The purpose of the 2000 Stock Bonus Plan (the "Plan") is to advance the interest of Microwave Transmission Systems, Inc. (the "Company") by inducing persons of outstanding ability to remain as employees of the Company and its subsidiaries by granting additional compensation for services which they have rendered or will hereafter render. This is accomplished by providing for the issuance of the Company's common stock, as described in the Company's Articles of Incorporation, as amended, (the "Common Stock") to qualified employees.

         2. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Board"), which will issue Common Stock bonuses (each a "Stock Bonus"). Except as specifically provided, the interpretation and construction by the Board of any provision of the Plan or of any Common Stock issued under the Plan shall be final, conclusive and binding upon all persons.

         3. AUTHORIZED SHARES. The shares of stock subject to issuance under the Plan shall be shares of the Company's Common Stock (the "Shares"), whether authorized but unissued or previously issued Shares acquired or to be acquired by the Company and held in the treasury. The maximum aggregate number of Shares which may be subject to and issued pursuant to the Plan shall not exceed 100,000 shares, subject to adjustment as provided in Section 7 of the Plan.

         4. ELIGIBILITY. The class of persons that shall be eligible to receive a Stock Bonus under the Plan shall be salaried full-time employees of the Company or any subsidiary corporation (each a "Subsidiary") of the Company.

         5. GRANT OF STOCK BONUSES. A Stock Bonus may be granted under the Plan at any time and from time to time before termination of the Plan. The Board will determine, in its sole discretion, the persons to whom a Stock Bonus may be granted, the number of Shares subject to each Stock Bonus, any restrictions or limitations on such Shares including, but not limited to, vesting, exchange, deferral, surrender, cancellation, acceleration, termination, or forfeiture provisions related to such Shares. Each Stock Bonus granted under the Plan shall be authorized by the Board and shall be evidenced by a duly adopted resolution of the Board of Directors. The Board shall also have the power to approve the form of Stock Bonus Agreement for each recipient, which need not be identical either as among recipients or from year to year.

         6. CONDITIONS OF GRANT. The Company shall not be obligated to issue any Shares upon the grant of a Stock Bonus unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock market or exchange upon which the Company's Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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         As a condition to the grant of a Stock Bonus, the Company may require the person receiving the grant to represent and warrant at the time of grant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Stock certificates evidencing unregistered Shares issued upon the grant of a Stock Bonus hereunder shall bear a restrictive securities legend substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR
         OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR
         AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION OR MERGER.

              (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares which have been authorized for issuance under the Plan but as to which no Stock Bonus have yet been granted shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any of the following: a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof, shall be made with respect to the number of shares of Common Stock subject to a Stock Bonus.

              (b) REORGANIZATION OR MERGER. In the event of the proposed dissolution or liquidation of the Company, the Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

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         8.   EFFECTIVE DATE, TERMINATION, MODIFICATION AND AMENDMENT.

              (a) The Plan shall become effective as of August 1, 2000, the date on which the Board approved the Plan. The Plan was approved by the written consent of a majority of the shareholders of the Company on August 1, 2000. However, the Plan will be subject to ratification by the Shareholders of the Company at the 2001 annual meeting of such shareholders. If such ratification is not obtained, then any Shares issued pursuant to a Stock Bonus will be unregistered under the Exchange Act. Except as just provided, the failure to obtain such approval shall not affect the effectiveness of the Plan. No Stock Bonus may be granted after August 1, 2010 (ten years from the effective date of the Plan).

              (b) The Plan shall terminate on August 1, 2010 (ten years from the effective date of the Plan); or sooner as provided in subparagraph (c) of this Section 8 (the "Termination Date"). No Stock Bonus shall be granted after the Termination Date.

              (c) The Board may at any time, on or before the Termination Date, terminate the Plan or from time to time make such modifications or amendments to the Plan as it may deem advisable.

              (d) No termination, modification or amendment of the Plan shall adversely affect any previously issued Shares granted as a Stock Bonus under the Plan.

         9. AMENDMENT, TERMINATION AND SUSPENSION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan in whole or in part, subject to Section 1 hereof. No Stock Bonuses may be granted under this Plan during any suspension of this Plan or after termination of this Plan. Termination or amendment of this Plan shall have no effect whatsoever on any then outstanding Stock Bonuses.

         10. NO RESTRICTION ON CORPORATE POWERS. The existence of the Plan and Stock Bonuses granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation or the Company, any issue of obligations or equity prior to or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         11. NOT A CONTRACT OF EMPLOYMENT. Nothing contained in the Plan or in any grant of a Stock Bonus shall be deemed to create or modify any contract of employment or for personal services or to confer upon any individual to whom a Stock Bonus may be granted hereunder any right to remain in the employ or service of the Company.

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         12. INDEMNIFICATION. In addition to such other rights of
indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act upon or in connection with the Plan or any Stock Bonus, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal council selected by the Company) or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based on a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Board member shall, in writing give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to defend it on her or his own behalf.

         13. DEFINITION. For purposes of the Plan, the term "Company" shall mean Microwave Transmission Systems, Inc., a Texas corporation, and shall include any parent or subsidiary corporation as defined in Sections 424(e) and
(f), respectively, of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

         14. GOVERNING LAW. The place of administration of the Plan shall be in the State of Texas, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights to the Plan, shall be determined in accordance with the laws of the State of Texas and where applicable, in accordance with the Code.















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